BLUE ROCK MARKET NEUTRAL FUND, LLC
EXHIBIT 12(A)(1) TO FORM N-CSR

                       BLUE ROCK MARKET NEUTRAL FUND, LLC

                  CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                            SENIOR FINANCIAL OFFICERS

I.    Covered Officers/Purpose of the Code
      ------------------------------------

      The code of ethics (this "Code") for Blue Rock Market Neutral Fund, LLC (the "Company") applies to the Company's principal executive officer and principal financial and accounting officer (the "Covered Officers," each of whom is set forth in Exhibit A) for the purpose of promoting:

    o honest and ethical conduct,  including the ethical handling of actual or
      apparent   conflicts  of  interest  between  personal  and  professional relationships;

    o full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Company;

    o compliance with applicable laws and governmental rules and regulations;

    o the  prompt  internal   reporting  of  violations  of  the  Code  to  an
      appropriate person or persons identified in the Code; and

    o accountability for adherence to the Code.

       Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II.   Covered Officers Should Handle Ethically Actual and Apparent Conflicts of
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      Interest
      --------

      Overview. A "conflict of interest" occurs when a Covered Officer's private interests interfere with the interests of, or his service to, the Company. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Company.

      Certain conflicts of interest arise out of the relationships between Covered Officers and the Company and already are subject to conflict of interest provisions in the Investment Company Act of 1940, as amended ("Investment Company Act") and the Investment Advisers Act of 1940, as amended ("Investment Advisers Act"). For example, Covered Officers may not individually engage in certain transactions with the Company because of their status as "affiliated persons" of the Company. The compliance programs and procedures of the Company or the Company's investment adviser (the

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"investment adviser") are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code. Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the Company and the investment adviser or a third party service provider of which a Covered Officer is also an officer or employee. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties whether formally for the Company and/or for the investment adviser or a third party service provider) be involved in establishing policies and implementing decisions that will have different effects on the investment adviser or a third party service provider and the Company. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Company and the investment adviser or a third party service provider and is consistent with the performance by the Covered Officers of their duties as officers of the Company. The foregoing activities, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, will be deemed to have been handled ethically.

      Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The overarching principle with respect to all conflicts of interest covered by this Code is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Company.

      Each Covered Officer must:

    o not use personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Company whereby the Covered Officer would benefit personally to the detriment of the Company;

    o not cause the Company to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Company;

    o report at least annually any affiliations or other relationships that could potentially present a conflict of interest with the Company.


III.  Disclosure and Compliance
      -------------------------

    o Each  Covered   Officer  shall  become   familiar  with  the  disclosure
      requirements generally applicable to the Company;

    o each Covered Officer shall not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company's management, and auditors, and to governmental regulators and self-regulatory organizations;

    o each Covered Officer may, to the extent appropriate within the Covered Officer's area of responsibility and to the extent deemed necessary in the sole discretion of

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      the Covered Officer, consult with other officers and employees of the
      Company and the investment adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Company files with, or submits to, the SEC and in other public communications made by the Company; and

    o each Covered Officer should seek to promote the Company's compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.   Reporting and Accountability
      ----------------------------

      Each Covered Officer must:

    o upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Robert W. Fullerton of the Company (the "Compliance Officer") that the Covered Officer has received, read and understands this Code;

    o annually thereafter affirm to the Compliance Officer that the Covered Officer has complied with the requirements of this Code;

    o not retaliate against any other Covered Officer or any employee of the Company or its affiliated persons for reports of potential violations of this Code that are made in good faith; and

    o notify the Compliance Officer promptly if the Covered Officer knows of any violation of this Code. Failure to do so is itself a violation of this Code.

      The Compliance Officer is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. The Compliance Officer is authorized to consult, as appropriate, with counsel to the Company, and is encouraged to do so. However, any approvals or waivers1 must be considered by the managers of the Company who are not "interested persons," as defined by
Section 2(a)(19) of the Investment Company Act, of the Company (the "Independent Managers").

            The Company will follow these procedures in investigating and enforcing this Code:

    o The Compliance Officer will endeavor to take all appropriate action to investigate any reported potential violations reported to him;

    o if, after such investigation, the Compliance Officer believes that no violation has occurred, the Compliance Officer is not required to take any further action;


------------------------------------
(1)For this purpose, the term "waiver" includes the approval by the Company of a material departure from a provision of this Code or the Company's failure to take action within a reasonable period of time regarding a material departure from a provision of this Code that has been made known to the Company's management.

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    o any matter that the Compliance  Officer  believes is a violation will be reported to the Independent Managers;

    o if the Independent Managers concur that a violation has occurred, the Compliance Officer will inform and make a recommendation to the Company's board of managers (the "Board"), which will consider appropriate action, which may include a review of, and appropriate
      modifications   to,   applicable   Company  policies  and  procedures;
      notification to appropriate personnel of the investment adviser or other relevant service provider; or a recommendation to dismiss the Covered Officer; and

    o any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.


V.    Other Policies and Procedures
      -----------------------------

      This Code shall be the sole code of ethics adopted by the Company for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Company, investment adviser or service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Company's and the investment adviser's codes of ethics under Rule 17j-1 under the Investment Company Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.   Amendments
      ----------

      Amendments to this Code may be made from time to time, as deemed appropriate by the Compliance Officer. The Board shall be informed of any such amendment to the extent deemed material by the Compliance Officer.

VII.  Confidentiality
      ---------------

      All reports and records relating to the Company prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the investment adviser, Board, and counsel to the Company.

VIII. Internal Use
      ------------

      The Code is intended solely for the internal use by the Company and does not constitute an admission, by or on behalf of the Company, as to any fact, circumstance, or legal conclusion.

Date: May 20, 2004

                                    Exhibit A


                     Persons Covered by this Code of Ethics
                     --------------------------------------

                               Robert W. Fullerton
                             Chief Executive Officer

                                  Mark F. Steen
                             Chief Financial Officer

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                                 CODE OF ETHICS
                             FOR PRINCIPAL EXECUTIVE
                          AND SENIOR FINANCIAL OFFICER

                            CERTIFICATE OF COMPLIANCE


      As a Covered Officer as defined in the Code of Ethics For Principal Executive and Senior Financial Officers of Blue Rock Fund, LLC (the "Code"), I hereby certify that I have received and have read and fully understand the Code, and I recognize that I am subject to the Code. I further certify that I will comply with the requirements of the Code.





                                    --------------------------------------------
                                    Signature


                                    Robert W. Fullerton, Chief Executive Officer
                                    --------------------------------------------
                                    Name (Please Print)


                                    --------------------------------------------
                                    Date

                                 CODE OF ETHICS
                             FOR PRINCIPAL EXECUTIVE
                          AND SENIOR FINANCIAL OFFICER

                            CERTIFICATE OF COMPLIANCE


      As a Covered Officer as defined in the Code of Ethics For Principal Executive and Senior Financial Officers of Blue Rock Fund, LLC (the "Code"), I hereby certify that I have received and have read and fully understand the Code, and I recognize that I am subject to the Code. I further certify that I will comply with the requirements of the Code.





                                    --------------------------------------------
                                    Signature


                                    Mark F. Steen, Chief Financial Officer
                                    --------------------------------------------
                                    Name (Please Print)


                                    --------------------------------------------
                                    Date

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